                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                              INTERMET CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                 INTERMET LOGO

                              INTERMET CORPORATION
                                   SUITE 200
                              5445 CORPORATE DRIVE
                           TROY, MICHIGAN 48098-2683

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 16, 1998

     The annual meeting of shareholders of Intermet Corporation (the "Company") will be held on Thursday, April 16, 1998, at 9:00 a.m. at the DoubleTree Guest Suites, 850 Tower Drive, Troy, Michigan for the purpose of considering and voting upon the following matters, all of which are described in the attached Proxy Statement:

     1. The election of nine (9) directors to constitute the Board of Directors and to serve until the next Annual Meeting and/or until their successors are elected and qualified.

     2. The approval of the appointment of Ernst & Young LLP as the independent auditors of the Company for 1998.

     3. Such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 2, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed. Please sign, date and return the Proxy promptly in the enclosed business reply envelope. If you attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

     Also enclosed is the Company's 1997 Annual Report to Shareholders, which contains financial data and other information concerning the Company.

                                          By Order of the Board of Directors,

                                          Doretha J. Christoph
                                            Secretary

March 9, 1998

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                              INTERMET CORPORATION
                                   SUITE 200
                              5445 CORPORATE DRIVE
                           TROY, MICHIGAN 48098-2683

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Intermet Corporation (the "Company") for use at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held on April 16, 1998, and any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting.

     The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation materials may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for the forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person, or by telephone or telegraph. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on or about March 9, 1998.

     Any Proxy given pursuant to this solicitation may be revoked without compliance with any other formalities by any shareholder who attends the meeting and gives oral notice of his or her election to vote in person. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company a notice of revocation or a duly executed Proxy for the same shares bearing a later date.

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, TO ANY SHAREHOLDER OF RECORD OR BENEFICIAL OWNER OF ITS COMMON STOCK AS OF MARCH 2, 1998 WHO REQUESTS A COPY. ANY REQUEST FOR THE ANNUAL REPORT ON FORM 10-K SHOULD BE IN WRITING ADDRESSED TO:

                            DORETHA J. CHRISTOPH, SECRETARY
                            INTERMET CORPORATION
                            5445 CORPORATE DRIVE
                            SUITE 200
                            TROY, MICHIGAN 48098-2683

     IF THE PERSON REQUESTING THE REPORT WAS NOT A SHAREHOLDER OF RECORD ON MARCH 2, 1998, THE REQUEST MUST INCLUDE A REPRESENTATION THAT THE PERSON WAS A BENEFICIAL OWNER OF COMMON STOCK ON THAT DATE. COPIES OF ANY EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K WILL ALSO BE FURNISHED TO SHAREHOLDERS ON REQUEST AND UPON THE PAYMENT OF THE COMPANY'S EXPENSE IN FURNISHING THE EXHIBITS.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     The record of shareholders entitled to vote at the Annual Meeting was taken as of the close of business on March 2, 1998. On that date the Company had outstanding and entitled to vote 25,476,874 shares of Common Stock, par value $0.10 per share, with each share entitled to one vote.

     The following table sets forth certain information concerning the only "persons" (as that term is defined by the Securities and Exchange Commission ("SEC")) who are known to the Company to be the beneficial owners of more than five percent (5%) of the Company's Common Stock, which is its only class of voting securities, as of January 1, 1998, and the ownership of the Company's Common Stock as of that date by each of the directors and nominees and each of the Named Officers (as defined under "Executive Compensation" below), and by all current directors and executive officers of the Company as a group.

                                                         NUMBER OF SHARES
                        OWNER                           OWNED BENEFICIALLY         PERCENT OF CLASS(15)
                        -----                           ------------------         --------------------
J.P. Morgan & Co. Incorporated                              2,717,900(1)                   10.7%
  60 Wall Street
  New York, NY 10260
The Prudential Insurance Company of America                 2,492,377(2)                    9.8%
  Prudential Plaza
  Newark, NJ 07101
John Doddridge                                                241,283(3)                       *
Vernon R. Alden                                                21,500(4)(13)                   *
J. Frank Broyles                                               67,100(4)(13)                   *
John P. Crecine                                                16,217(4)                       *
Anton Dorfmueller, Jr.                                         22,000(4)(13)                   *
Norman F. Ehlers                                                3,000(5)                       *
John B. Ellis                                                  22,000(4)(6)(13)                *
Wilfred E. Gross, Jr.                                         478,500(4)                    1.9%
A. Wayne Hardy                                                 50,878(4)                       *
John R. Horne                                                   3,000(5)                       *
Thomas H. Jeffs, II                                             4,327(5)(7)                    *
Harold C. McKenzie, Jr.                                        22,300(4)(8)                    *
John H. Reed                                                        0                          *
J. Mason Reynolds                                              22,500(4)(13)                   *
Curtis W. Tarr                                                 41,280(13)                      *
Doretha J. Christoph                                           28,292(9)                       *
Daryl R. Marsh                                                 48,411(10)                      *
David L. Neilson                                               15,292(11)                      *
Claxton James Peterson                                         77,452(12)                      *
All Executive Officers and Directors as a Group (19
  persons)                                                  1,185,332(14)                   4.6%

------------
  *  Less than one percent
 (1) Includes 2,247,400 shares with respect to which J.P. Morgan & Co., Incorporated ("Morgan") has sole voting power and 2,717,900 shares with respect to which Morgan has sole dispositive power, as reported on Schedule 13G, dated as of December 31, 1997, filed with the SEC.
 (2) Includes 2,367,800 shares of sole voting power, 124,577 of shared voting power, 2,367,800 shares with sole dispositive power, and 124,577 shares with shared dispositive power, with respect to The Prudential Insurance Company of America as reported on Schedule 13G, dated as of December 31, 1997, filed with the SEC.
 (3) Includes options for 175,000 shares of Common Stock exercisable within 60 days of January 1, 1998.
 (4) Includes options for 12,000 shares of Common Stock exercisable within 60 days of January 1, 1998.
 (5) Includes options for 3,000 shares of Common Stock exercisable within 60 days of January 1, 1998.
 (6) Does not include 13,500 shares of Common Stock owned by a corporation of which Mr. Ellis is a director and minority shareholder.

 (7) Includes 1,327 units of phantom stock acquired by Mr. Jeffs pursuant to the Company's 1997 Directors' Deferred Compensation Plan.
 (8) Includes 10,300 shares of Common Stock held as co-trustee under the will of Mr. McKenzie's father.
 (9) Includes options for 12,500 shares of Common Stock exercisable within 60 days of January 1, 1998.
(10) Includes options for 33,250 shares of Common Stock exercisable within 60 days of January 1, 1998.
(11) Includes options for 5,000 shares of Common Stock exercisable within 60 days of January 1, 1998, and includes 5,000 shares that Mr. Neilson holds restricted Stock with sole voting power and no dispositive power.
(12) Includes options for 65,000 shares of Common Stock exercisable within 60 days of January 1, 1998.
(13) Messrs. Alden, Broyles, Dorfmueller, Ellis, Reynolds and Tarr have reached the mandatory retirement age and thus are retiring from the Board of Directors at the time of the annual meeting.
(14) Includes options for 407,750 shares of Common Stock exercisable within 60 days of January 1, 1998.
(15) The percentages shown are based on the 25,412,874 shares of the Company's Common Stock outstanding as of January 1, 1998 plus the number of shares that the named person or group has the right to acquire within 60 days of January 1, 1998.

                      NOMINATION AND ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

     The By-Laws of the Company provide that the Board of Directors shall consist of nine directors. The term of office for each director continues until the next annual meeting or until his successor is elected and qualified.

     Each Proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the Proxy will be voted for the election of the nominees named below to constitute the entire Board of Directors. In the event that any nominee withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as a substitute nominee, but in no event will the Proxy be voted for more than nine nominees. Management of the Company has no reason to believe that any nominee will not serve if elected.

     Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in an election at a meeting at which a quorum is present. A quorum is present when the holders of a majority of the shares outstanding on the record date are present at a meeting in person or by proxy. An abstention and a broker non-vote would be included in determining whether a quorum is present at a meeting, but would not otherwise affect the outcome of a vote.

                    INFORMATION ABOUT NOMINEES FOR DIRECTOR

     The following information, as of January 1, 1998, has been furnished by the respective nominees for director. Except as otherwise indicated, each nominee has been or was engaged in his present or last principal employment, in the same or a similar position, for more than five years.

            NAME (AGE)                              INFORMATION ABOUT NOMINEE
            ----------                              -------------------------
John Doddridge (57)............... Chairman of the Board and Chief Executive Officer since
                                   October 27, 1994. Mr. Doddridge was Vice Chairman and Chief
                                   Executive Officer of Magna International, Inc., a supplier of motor vehicle parts, from November 1992 until November
                                   1994, where he also served as a director. From mid-1989 to
                                   1992 he served as President of North American Operations of
                                   Dana Corporation, a motor vehicle parts manufacturer, and
                                   prior to mid-1989 he served as President of Hayes-Dana Inc., a subsidiary of Dana Corporation. Mr. Doddridge serves as a director of Detroit Diesel Corporation and The Standard
                                   Products Co.
John P. Crecine (58).............. Director of the Company since 1992. Dr. Crecine presently serves as Chairman of the Board of VUI Incorporated. Dr.
                                   Crecine has served as Chairman and Chief Executive Officer of Integrated Digital Systems, Inc. from 1994 to 1996. He
                                   was President of the Georgia Institute of Technology from
                                   1987 to mid-1994. Previously he served as a professor at the
                                   University of Michigan and founding director of the
                                   Institute of Public Policy Studies from 1965 to 1975. He
                                   became Dean of the College of Humanities and Social Sciences at Carnegie Mellon University in 1976, a position he held
                                   until 1983 when he became the University's Senior Vice
                                   President for Academic Affairs. He held that position until his Georgia Tech appointment. Dr. Crecine is a director of
                                   HBO and Co.
Norman F. Ehlers (60)............. Director of the Company since 1997. He served as Vice
                                   President--Purchasing and Supply at Ford Motor Company from
                                   1992 until retirement in 1996. Prior to 1992 he served as
                                   Vice President--Supply for Ford of Europe, Executive
                                   Director of North American Automotive Operations Production
                                   Purchasing and Executive Director of Purchasing and
                                   Transportation Services.
Wilfred E. Gross, Jr. (69)........ Director of the Company and its predecessor since 1971. Mr.
                                   Gross is Chief Executive Officer of W.T. Harvey Lumber
                                   Company in Columbus, Georgia.
A. Wayne Hardy (61)............... Director of the Company and its predecessor since 1978. Mr.
                                   Hardy is a private investor and consultant. He was Chairman and Chief Executive Officer of Eastern Inter-Trans Services,
                                   Inc. from 1986 to 1992. From 1975 to 1986 Mr. Hardy was a
                                   Vice President of the Company and its predecessor.
John R. Horne (59)................ Director of the Company since 1997. Mr. Horne presently serves as Chairman, President and Chief Executive Officer of
                                   Navistar International Corporation. He serves as a director for the National Association of Manufacturers (NAM) and
                                   Junior Achievement of Chicago. He is also a member of the
                                   Board of Trustees of Taylor University, serves on the
                                   Mechanical Engineering Advisory Board for Purdue University
                                   and is a member of the Chicago Council on Foreign Relations, the Conference Board, the Economic Club of Chicago, and the
                                   Executives' Club of Chicago.

            NAME (AGE)                              INFORMATION ABOUT NOMINEE
            ----------                              -------------------------
Thomas H. Jeffs, II (59).......... Director of the Company since 1997. Mr. Jeffs serves as Vice
                                   Chairman of First Chicago NBD Corporation and First National
                                   Bank of Chicago. He is also President and Chief Operating
                                   Officer of its Michigan subsidiary, NBD Bank. He is a
                                   Director of MCN Corporation, the Economic Club of Detroit
                                   and a Director and Executive Committee member of the Greater
                                   Detroit Chamber of Commerce. He is also Chairman of New
                                   Detroit, Inc., and serves on the Board of Trustees of the
                                   Founders Society of the Detroit Institute of Arts.
Harold C. McKenzie, Jr. (66)...... Director of the Company and its predecessor since 1971. Mr.
                                   McKenzie most recently served as Facilities Coordinator of the Atlanta Project of the Carter Residential Center at
                                   Emory University. He was Chairman and CEO of Machine
                                   Technologies, Inc. of Martinsville, Virginia, from 1986
                                   until 1989 and a commercial real estate broker with Haas &
                                   Dodd Realty Co. in Atlanta, Georgia from 1989 to 1991.
                                   Before 1986 Mr. McKenzie was President and CEO of Southern
                                   Electric International, Inc., a subsidiary of The Southern
                                   Company, with which he was affiliated for thirty years.
                                   Previously, he served as Executive Vice President of Georgia
                                   Power Company.
John H. Reed (65)................. Retired President of Spicer Axle Group, Dana Corporation,
                                   Fort Wayne, Indiana. He also serves on the board of
                                   directors for the Indiana State Chamber of Commerce, the
                                   Boys Club of Fort Wayne and Junior Achievement of Northeast
                                   Indiana. Mr. Reed is also a member of the American Society of Metals and the Society of Automotive Engineers.

     There are no family relationships among the executive officers and directors of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and to the four most highly compensated executive officers of the Company (collectively, the "Named Officers") for services rendered to the Company during 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                              COMPENSATION AWARDS
                                                                         -----------------------------
                                        ANNUAL COMPENSATION                              SECURITIES
                             -----------------------------------------                   UNDERLYING
                                                          OTHER ANNUAL   RESTRICTED     OPTIONS/SARS      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY    BONUS(1)   COMPENSATION   STOCK AWARD   (NO. OF SHARES)   COMPENSATION
---------------------------  ----    ------    --------   ------------   -----------   ---------------   ------------
John Doddridge............   1997   $500,000   $504,961     $297,983(2)         --              --         $16,924(3)
  Chairman of the Board and  1996    450,000    342,151      117,033(2)         --         100,000          14,916(4)
  Chief Executive Officer    1995    350,016    232,130      179,436(2)         --         100,000          11,661(5)
Claxton James Peterson....   1997   $230,000   $157,800     $ 12,904            --              --         $14,126(6)
  Vice President--Foundry    1996    230,000    138,648       10,451            --          28,000          13,039(7)
  Operations                 1995    190,000    116,070        8,286            --          40,000          11,661(5)
Doretha J. Christoph......   1997   $200,000   $138,864     $ 15,007(9)         --          30,000         $13,744(8)
  Vice President--Finance    1996    193,750    110,918      180,368            --          30,000          12,432(10)
  and Chief Financial        1995    175,000     54,160       14,856      $ 85,630(9)       20,000              --
  Officer
David L. Neilson..........   1997   $200,000   $126,240     $ 76,587(11)  $115,312(11)      50,000         $13,744(8)
  Vice President--Sales and  1996         --        --            --            --              --              --
  Marketing                  1995         --        --            --            --              --              --
Daryl R. Marsh............   1997   $183,504   $126,240     $  9,432            --          10,000         $13,534(12)
  Group Vice President       1996    183,504    110,918        7,684            --          29,000          12,526(13)
                             1995    183,503     92,850        1,519            --          20,000          11,661(5)

------------
 (1) The Company has reported bonuses in this Proxy Statement in the year earned, not in the year paid.
 (2) In 1994 Mr. Doddridge owned 30,000 shares of restricted stock with a value of $165,000 on the date of the grant. 10,000 shares of Mr. Doddridge's restricted stock were earned as of December 1, 1995 (at which date the stock was valued at $12.50 per share versus the $5.50 share price when granted). The 1995 compensation earned above the price on date of grant of the restricted stock was $70,000. An additional 10,000 shares of restricted stock were earned December 1, 1996 (at which date the stock was valued at $13.75 per share versus the $5.50 share price when granted). The 1996 compensation earned above the price on the date of the grant of the restricted stock was $82,000. An additional 10,000 shares of restricted stock were earned December 1, 1997 (at which date the stock was valued at $18.125 per share versus the $5.50 share price when granted). The 1997 compensation earned above the price on the date of the grant of the restricted stock was $126,250. There were no remaining shares of restricted stock as of December 31, 1997.
 (3) Includes (i) a Company ESOP contribution of $4,800; (ii) Company matching Profit Sharing Plan contribution in the aggregate amount of $6,400 and
     (iii) premiums under life insurance of $5,724.
 (4) Includes (i) a Company ESOP contribution of $4,500; (ii) Company matching Profit Sharing Plan contribution in the aggregate amount of $6,000 and
     (iii) premiums under life insurance of $4,416.
 (5) Includes (i) premiums under the life insurance of $1,161; (ii) a Company ESOP contribution of $4,500; and (iii) Company matching Profit Sharing Plan contribution in the aggregate amount of $6,000.
 (6) Includes (i) a Company ESOP contribution of $4,800; (ii) Company matching Profit Sharing Plan contribution in the aggregate amount of $6,400 and
     (iii) premiums under life insurance of $2,926.
 (7) Includes (i) a Company ESOP contribution of $4,500; (ii) Company matching Profit Sharing Plan contribution in the aggregate amount of $6,000 and
     (iii) premiums under life insurance of $2,539.
 (8) Includes (i) a Company ESOP contribution of $4,800; (ii) Company matching Profit Sharing Plan contribution in the aggregate amount of $6,400 and
     (iii) premiums under life insurance of $2,544.
 (9) In 1995 Ms. Christoph owned 10,000 shares of restricted stock with a value of $85,630 on the date of the grant. These 10,000 shares were earned as of December 1, 1996. The compensation earned above the price on date of grant of the restricted stock was $51,870. There were no remaining shares of restricted stock as of December 31, 1996.
(10) Includes (i) a Company ESOP contribution of $4,500; (ii) Company matching Profit Sharing Plan contribution in the aggregate amount of $6,000 and
     (iii) premiums under life insurance of $1,932.

(11) In 1997 Mr. Neilson was awarded 2,500 shares of unrestricted stock and 7,500 shares of restricted stock valued at $38,438 and $115,312 respectively on the date of grant. The shares of restricted stock vest at the rate of 2,500 shares on each of the first, second and third anniversaries of the date of award. The value of Mr. Neilson's remaining 7,500 shares of restricted stock was $131,250 at December 31, 1997.
(12) Includes (i) a Company ESOP contribution of $4,800; (ii) Company matching Profit Sharing Plan contribution in the aggregate amount of $6,400 and
     (iii) premiums under life insurance of $2,334.
(13) Includes (i) a Company ESOP contribution of $4,500; (ii) Company matching Profit Sharing Plan contribution in the aggregate amount of $6,000 and
     (iii) premiums under life insurance of $2,026.

     OPTION GRANTS. Shown below is further information on grants of stock options during 1997 to the Named Officers, which are reflected in the Summary Compensation Table. No stock appreciation rights were granted during 1997, and none of the Company's compensation plans currently provide for the grant of stock appreciation rights.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE VALUE
                                  NO. OF                                                   AT ASSUMED ANNUAL RATES
                                SECURITIES     % OF TOTAL                                      OF STOCK PRICE
                                UNDERLYING    OPTIONS/SARS                                      APPRECIATION
                                 OPTION/       GRANTED TO                                    FOR OPTION TERM(2)
                                   SARS        EMPLOYEES      EXERCISE    EXPIRATION     ---------------------------
            NAME                GRANTED(1)      IN 1997        PRICE         DATE            5%              10%
            ----                ----------    ------------    --------    ----------         --              ---
Doretha J. Christoph........      30,000         14.2%         $17.00     10-16-07        $320,736         $812,809
David L. Neilson............      30,000         14.2%          17.00     10-16-07         320,736          812,809
David L. Neilson............      20,000          9.4%          15.38     01-02-07         197,457          496,560
Daryl R. Marsh..............      10,000          4.7%          17.00     10-16-07         106,912          270,936

------------
(1) 25% are exercisable on the first anniversary of the grant date, 50% are exercisable on the second anniversary of the grant date, 75% are exercisable on the third anniversary of the grant date and 100% are exercisable on the fourth anniversary of the grant date.
(2) "Potential Realizable Value" is disclosed in response to SEC regulations that require such disclosure for illustration only. The values disclosed are not intended to be, and should not be interpreted as, representations or projections of the future value of the Company's Common Stock or of the stock price. To lend perspective to the illustrative "Potential Realizable Value," if the Company's Common Stock price increases 5% per year for 10 years from January 1, 1997 (disregarding any dividend payments and assuming for purposes of the calculation a constant number of shares outstanding), the total increase in value of all shares outstanding at January 1, 1997 would be approximately $275,000,000 and if the stock price increases 10% per year over such period, the increase in value would be approximately $700,000,000.

     FISCAL YEAR-END VALUES. Shown below is information with respect to unexercised options to purchase the Company's Common Stock held by the Named Officers at December 31, 1997.

                         FISCAL YEAR-END OPTION VALUES

                                                           NO. OF SHARES SUBJECT TO          VALUE OF UNEXERCISED
                                  SHARES                   UNEXERCISED OPTIONS/SARS       IN-THE-MONEY OPTIONS/SARS
                                 ACQUIRED                 HELD AT DECEMBER 31, 1997          AT DECEMBER 31, 1997
                                    ON        VALUE      ----------------------------    ----------------------------
            NAME                 EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
            ----                 --------    --------    -----------    -------------    -----------    -------------
John Doddridge...............        --           --       175,000         125,000       $1,670,313       $685,938
Claxton James Peterson.......        --           --        63,000          43,000          504,975        280,995
Doretha J. Christoph.........        --           --        12,500          62,500           78,750        203,438
David L. Neilson.............        --           --            --          50,000               --         51,250
Daryl R. Marsh...............        --           --        29,250          45,750          215,501        220,834

                              INTERMET CORPORATION
                           COMPENSATION OF DIRECTORS

STANDARD ARRANGEMENTS

     For 1997, directors who were not current or retired officers of the Company received a retainer of $4,250 per quarter, $2,000 for each Board of Directors meeting attended, and $1,000 for each "special" telephone meeting. For each Committee Meeting attended that does not coincide with the normal Board meeting period, each director receives $1,500 per meeting. Directors are reimbursed for all travel expenses associated with attending such meetings.

     For 1998, the retainer has been raised from $4,250 per quarter to $4,500 per quarter. In addition, committee chairmen will receive a $2,000 payment per annum. Such payment will not be included in the committee chairman's retirement benefit calculation. Meeting fees for 1998 are unchanged from 1997 levels.

     Under the 1997 Directors' Stock Option Plan, the Compensation Committee awarded 9,000 options on October 15, 1997 at that day's fair market value of $17.00 per share to the three recently elected Board members. There remain 141,000 options available for future grants under the 1997 Directors' Stock Option Plan.

DEFERRED COMPENSATION PLAN

     The Board of Directors of the Company adopted the Intermet Corporation 1997 Directors' Deferred Compensation Plan on January 30, 1997. Pursuant to the Plan, non-employee directors may elect to defer receipt of all or a specified portion of the cash payments due to them for their service as directors and to convert such cash payments into "units" of phantom stock representing the value of Intermet common stock. Such election must be made prior to the year of service in which such fees will be earned. Participants are entitled to receive payment of these deferred amounts (including deemed dividend amounts with respect to such units) after the end of their service as a director. Such payments are to be made within 30 days after such date in a lump sum or annually over a five-year period, at the election of the participant. The Plan is administered by the Compensation Committee, subject to approval of the Board of Directors.

DIRECTOR RETIREMENT

     The Company's policy is that after attaining the age of seventy, a director shall retire from the Board at the next Annual Meeting. Currently there is a one-time grace period of two years for Directors who were over the age of sixty-eight at the time of the 1996 Annual Meeting. Further, an officer of the Company, other than the Chief Executive Officer, may not serve on the Board upon retirement of their officer status. However, a previous CEO of the Company shall resign from the Board if: (a) the then current CEO ceases to be an officer but continues as a Director, or (b) the Board requests the resignation.

     The Company also maintains a policy whereby each Director who (a) has served on the Board for more than four years, and (b) is not an officer or employee of Intermet, shall receive retirement compensation equal to 10% of the product of their current annual retainer fee times total years of service, paid in lump sum at retirement.

     Intermet's current practices have been implemented to maintain its on-going market competitiveness with respect to directors' compensation, in order to attract and retain the best possible candidates for the Board. Additionally, the intent of its Directors' compensation program is to align the Board members' actions with the long-term interests of the Company.

                              INTERMET CORPORATION
            EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

MR. DODDRIDGE

     Mr. Doddridge's employment agreement, which was entered into on October 27, 1994, with employment commencing on December 1, 1994, and pursuant to which he serves as Chairman of the Board and Chief Executive Officer, had an initial term through December 31, 1997. Beginning on December 31, 1995, the contract term automatically extends on a daily basis such that the remaining term is never less than two years. Either the Company or Mr. Doddridge may terminate this automatic extension, in which event the agreement will terminate two years from such date.

     If the Company terminates Mr. Doddridge's employment "without cause" (as defined in the employment agreement) or if he terminates employment for "good reason" (as defined in the employment agreement) prior to the end of the contract term, he is entitled to a lump-sum payment equal to the sum of (1) his accrued but unpaid salary, earned bonus and other earned benefits through the date of termination, plus (2) an amount equal to his annual base salary which would have been payable through the end of the contract term, plus (3) an amount equal to the annual bonus paid for the fiscal year immediately prior to the date of termination multiplied by a fraction where the numerator is the number of full years and portions of years between the termination date and the end of the contract term, and the denominator is the total number of years in the contract term, and (4) the amount (if any) of unvested benefits under any profit sharing plan, retirement plan, ESOP or any other plan which are forfeited on account of his employment being terminated.

     In the event of a "Change of Control" (as defined in the employment agreement), and if Mr. Doddridge is subsequently terminated by the Company (or successor company) "without cause" or terminates his employment for "good reason", he is entitled to the same payments and benefits as described in the previous paragraph.

     In the event Mr. Doddridge is terminated for "cause" (as defined in the employment agreement) by the Company, he shall receive all accrued salary, earned bonus compensation, vested long-term incentive compensation and other benefits through the date of termination, but shall receive no other severance benefits.

     Mr. Doddridge's employment agreement contains restrictive covenants pursuant to which Mr. Doddridge has agreed not to compete with the Company during the period of his employment and following termination of his employment for a period of one year, except in the event of termination "without cause" or for "good reason" or termination for any reason during the two-year period following a "Change of Control".

OTHER EXECUTIVES

     The Company has entered into employment agreements with each of its executive officers, including those named in the Summary Compensation Table. All current agreements, except the agreement with David L. Neilson, were dated October 25, 1995, and cover an eighteen month period from November 1, 1995 to April 30, 1997. Beginning on May 1, 1996, the contract term automatically extends on a daily basis such that the remaining term is never less than one year.

     Mr. Neilson's agreement is dated December 30, 1996, and covers a twenty-four month period from January 1, 1997 to December 31, 1998. Beginning on January 1, 1998, the contract term automatically extends on a daily basis such that the remaining term is never less than one year.

     If the Company terminates an executive's employment "without cause" (as defined in the employment agreement) or if the executive terminates employment for "good reason" (as defined in the employment agreement) prior to the end of the contract term, he or she is entitled to (1) in a lump-sum, an amount equal to the executive's accrued but unpaid base salary as of the date of termination and any unpaid annual bonus from the prior Annual Bonus Period; (2) in monthly payments, the executive's base salary and benefits (if any) payable through the end of the contract term; and (3) following the Annual Bonus Period during which the date of termination occurs, a pro-rata portion of the Annual Bonus payable in accordance with Company policy. An executive is entitled to these same payments if employment is terminated "without cause" or for "good reason" following a "Change of Control" (as defined in the employment agreement).

     In the event an executive officer is terminated for "cause" (as defined in the employment agreement), he or she shall receive all accrued salary, earned bonus compensation, vested long-term incentive compensation and other benefits through the date of termination, but shall receive no other severance benefits.

     The executive employment agreements contain non-compete covenants effective during employment and following termination for a period of one year, except in the event of termination "without cause" or for "good reason" or termination for any reason during the two-year period following a "Change in Control".

                              INTERMET CORPORATION
            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of Intermet Corporation (the "Company"), has furnished the following report on executive compensation for the fiscal year ending December 31, 1997.

COMMITTEE RESPONSIBILITIES

     The Compensation Committee of the Board (the "Committee") is comprised of four non-employee directors. Committee responsibilities, with respect to the compensation of key executives, including the Named Executive Officers of Intermet and its subsidiaries, include reviews and recommendations relative to the following compensation elements:
     -
        Base salary levels of the key executive officers of Intermet;
     -
        All aspects of Intermet's annual bonus compensation plan;
     -
        Intermet's stock-based compensation;
     -
        All aspects of Intermet's two retirement plans, namely the Savings and Investment Plan and Trust (401(k)) and the Employee Stock Ownership Plan;
     -
        All employment agreements and amendments thereof; and
     -
        The process and substance of all other aspects of compensation.

     The Committee monitors market practices and trends, and makes revisions as necessary, to ensure that Intermet's programs (1) are adequate to attract, retain and motivate the best possible executive talent and (2) benefit the long-term interests of the Company and its shareholders.

OVERALL COMPENSATION PHILOSOPHY

     The Company's underlying compensation philosophy is to link key executive compensation to corporate performance and returns to shareholders. To this end, Intermet has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the Company's Common Stock price. The three concepts, outlined below, are the foundation of the Company's compensation philosophy:

     Pay for Performance. In 1997, the Company continued to link a significant portion of key executive compensation to incentive pay, or pay for performance. The Company emphasizes variable, at-risk compensation that is dependent upon the employees' level of success in meeting specified Company goals.

     Target Ownership and Equity Orientation. To properly align employee and shareholder interests, equity-based plans represent a fundamental component of the at-risk portion of total compensation. Consistent with this philosophy, the Company strongly encourages its key executives to establish and maintain a target ownership level equal to a minimum of two times their base salary level in Company stock. Additionally, the key executives are strongly encouraged to achieve this target ownership level as soon as possible. As these target ownership levels are met, the Committee anticipates raising the minimum ownership level to three times base salary. The emphasis on key executive stock ownership will further align the interests of the Company's executives and its shareholders.

     Management Development. The Company's compensation opportunities are structured to attract, retain and motivate those key executives who are proficient in maximizing shareholder value.

     The basic elements of Intermet's executive compensation packages are base salary, annual incentive compensation and long-term incentive compensation. The Committee's policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Committee takes into account the total compensation package afforded by Intermet to each individual, including pension benefits, severance plans, insurance and other benefits.

IRC SEC. 162(M)

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), regarding qualifying compensation paid to the Company's executive officers in structuring compensation arrangements for 1997. The Company's executive officers have an opportunity to earn annual bonuses under the Company's Profit Sharing Plan, which is designed to satisfy the requirements of Section 162(m).

BASE SALARIES

     Individual salaries for specified executives are reviewed annually and recommendations for adjustments are made to the Board by the Chief Executive Officer based on individual responsibilities, performance over time and the Compensation Committee's judgment of overall Company financial performance.

     In 1997, the Company's approach to the base compensation for its key executives was to continue to generally hold base salary at 75% of industry peer group averages. Competitive market average compensation levels were determined by the Company using published survey sources and market studies of comparably sized companies competing within the same markets as the Company. The combined efforts of holding base salary levels below market levels and incorporating lower merit increases going forward, continues to allow Intermet to control the fixed portion of its compensation costs over time, while placing increased emphasis on the "at-risk" components, or annual- and long-term incentive compensation, as discussed below.

ANNUAL INCENTIVE COMPENSATION

     Every annual incentive payout to key executives depends on results, not efforts.

     1997 marked the third year of the Company's Profit Sharing Plan for key executives on the Operating Committee. The purpose of this plan is to provide an incentive compensation system which rewards corporate operating management proportionately to the profitability of the Corporation. In 1997, participants received a percentage of audited annual pre-tax earnings of the Company, before minority interests and corporate profit sharing adjustments.

     The purpose of the Plant General Manager Profit Sharing Plan, also in its third year, is to provide incentives that reward Plant General Managers proportionately to the plant profitability, as measured by pre-tax profit, since the performance of these individuals significantly impacts Intermet's corporate results. At the end of each year, the incentive amount received by each participant is determined as follows: (l) 90% of each participant's incentive payout, as measured by the pre-tax profitability of their respective plant, is paid in cash and (2) 10% is allocated to an incentive pool from which all domestic Plant General Managers receive a pro-rata share of the total pool amount, which is also paid in cash.

     The business units acquired in the Sudbury acquisition have carryover plans and are not currently included in the Plant General Manager Profit Sharing Plan. It is the Company's intention to transition the affected individuals into the Company's plans over the next few years.

LONG-TERM INCENTIVE COMPENSATION

     Intermet maintains, for key executives and management of Intermet and its subsidiaries, certain stock-based compensation plans, which allow the Committee to award the individuals it selects stock awards, restricted stock awards, incentive stock options and non-qualified stock options. Awards under these stock-based compensation plans directly link potential participant rewards to increases in shareholder value.

     Intermet historically has provided the majority of its stock-based compensation in the form of stock options. Stock options are granted with an exercise price equal to the market price of Intermet's Common Stock on the date of grant and become exercisable over a four year period. This approach is designed to encourage the creation of shareholder value and the retention of the executives over the long term, as this element of the compensation package has value only to the extent that stock price appreciation occurs.

     The purpose of the Executive Stock Option and Incentive Award Plan is to reward key executives and managers only when the shareholders are rewarded. This permits the grant of non-qualified stock options, incentive stock options, restricted stock and stock awards to key executives and managers of Intermet. The total number of shares reserved under the Plan at inception was 1,500,000 shares. There remain 634,000 shares available for future grants under the Plan as of December 31, 1997. During 1997, the Compensation Committee granted stock options under the plan for 203,000 shares with exercise prices ranging from $15.38 to $17.00 per share.

CEO COMPENSATION

     Mr. Doddridge's base salary for 1997 remained at $500,000 as established in his employment agreement, and was based on median market levels as determined by competitive market data and the other criteria discussed above under "Base Salaries". Mr. Doddridge's employment agreement, pursuant to which he serves as Chairman of the Board and Chief Executive Officer, has an initial 38 month term ending on December 31, 1997, but pursuant to this agreement automatically extends each day after December 31, 1995, for an additional two years. Under his agreement, Mr. Doddridge's base salary is subject to an increase at the discretion of the Compensation Committee.

     Mr. Doddridge's 1997 annual incentive award was $504,961 paid in cash, which represents 101% of his 1997 base salary. This award was determined by the same criteria discussed above under "Annual Incentive Compensation" and rewarded Mr. Doddridge with a percentage of audited annual pre-tax earnings of the Company, before minority interests and corporate profit sharing adjustments.

     Mr. Doddridge did not receive any stock options in 1997.

BENEFITS

     The Company provides benefits at no charge to each salaried employee, including medical, dental, short and long-term disability, accidental death and dismemberment, life insurance and dependent life insurance. The Company also has a medical reimbursement plan available to the Named Officers and other key employees that compensates them for certain medical expenses not covered by the regular group insurance programs.

RETIREMENT PLANS

     The Company has a two-part retirement program: the Savings and Investment Plan and Trust (401(k)) and the Employee Stock Ownership Plan, which is available to eligible salaried employees, including the Named Officers.

     The Savings and Investment Plan and Trust (401(k)) permits eligible salaried employees to contribute up to 15% of their compensation subject to certain limitations, and invest it in one or more of five investment funds offered through the Plan. The Company matches an individual's contribution at a rate of fifty cents for each dollar saved, up to 4% of pay. At the end of the year, the Company makes an added contribution to the individual's account of an amount equal to 2% of the individual's annual compensation.

     The Employee Stock Ownership Plan purchases Common Stock of the Company for its eligible salaried employees. The Company contributes an amount equal to 3% of the individual's wages or salary.

     The Sudbury Savings and Profit Sharing Plan in lieu of the above, for employees of the former Sudbury, Inc. subsidiaries, permits eligible salaried and hourly employees to contribute up to 15% of their compensation subject to certain limitations, and invest it in one or more of five investment funds offered through the Plan. The Company matches an individual's contribution at a rate of one dollar for each dollar saved at 1% of pay and fifty cents for each dollar saved to an additional 4% of pay, for a total of 3% of pay if the participant saves 5% of pay. Each subsidiary may make a discretionary profit sharing contribution upon reaching certain targets.

OTHER AWARDS

     The Company provides automobiles for certain key employees including sales people. When these are used for personal rather than business needs, the Company determines the cost of that use and includes that amount on the W-2 form sent to the Internal Revenue Service.

     The Company has a salary continuation plan in the event of the death of certain key executives. Salary is paid for one year following the death of the Chairman or President of the Company, nine months for other executive officers of the Company, and six months for certain executive officers of one of the subsidiaries of the Company.

CONCLUSION

     Through the programs described above, a significant portion of the Company's executive compensation is linked directly to corporate performance and stock price appreciation. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

                  INTERMET CORPORATION COMPENSATION COMMITTEE

                                Vernon R. Alden
                                J. Frank Broyles
                              Thomas H. Jeffs, II
                                 Curtis W. Tarr

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Russell 2000 Index and the cumulative total return for a group of companies consisting of Arvin Industries, Inc., Chrysler Corporation, Dana Corporation, Ford Motor Company, General Motors Corporation, MascoTech, Inc. (formerly known as Masco Industries, Inc.), Simpson Industries, Inc. and Standard Products Company, for the period of five years commencing on December 31, 1992 and ending December 31, 1997.


                                   [GRAPH]



                         12/92  12/93   12/94   12/95   12/96   12/97
INTERMET CORPORATION       100    94       68     106    104     180
PEER GROUP                 100   164      138     164    189     244
RUSSELL 2000               100   119      117     150    175     214




                              CERTAIN TRANSACTIONS

     The Prudential Insurance Company of America ("Prudential") is the record owner of 2,492,377 shares (9.8%) of the outstanding Company Common Stock. On December 11, 1992, the Company issued $25,000,000 Senior Notes in favor of Prudential to mature December 11, 2002.

     In August of 1997, the Company filed a registration statement with the SEC pursuant to which George W. Mathews, Jr., certain members of his family and related trusts (the "Selling Shareholders") sold 3,450,000 shares of Common Stock of the Company in a public offering. At the time of the offering, Mr. Mathews was a member of the Board of Directors, and he and the other Selling Shareholders in the aggregate owned approximately 21% of the Company's Common Stock. The Company paid approximately $400,000 of the expenses of the offering. Mr. Mathews resigned from the Board of Directors on November 15, 1997.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held five meetings during 1997. All of the directors attended at least 75% of all meetings of the Board and of each committee of the Board on which they served.

     The Compensation Committee of the Board of Directors sets the compensation for the Company's executive officers and key personnel. The Compensation Committee is currently comprised of Messrs. Alden, Broyles, Jeffs and Tarr. The Compensation Committee held four meetings during 1997.

     The Nominating Committee of the Board of Directors identifies and recommends potential candidates to the Board to serve as a member of the Board of Directors. The Nominating Committee is currently comprised of Messrs. Reynolds, Broyles, Jeffs and McKenzie and held three meetings in 1997.

     The Audit Committee reviews financial controls and the methods of preparation of the Company's financial statements, evaluates audit performance and reports on such matters to the Board. The Audit Committee is currently comprised of Messrs. Dorfmueller, Crecine, Ehlers, Gross and McKenzie and held two meetings during 1997.

     The Finance Committee reviews the financial health and strategy of the Company and evaluates financial performance and major investments of the Company and reports on such matters to the Board. The Finance Committee is currently comprised of Messrs. Ellis, Ehlers, Gross, Hardy and Horne and held three meetings during 1997.

                      APPOINTMENT OF INDEPENDENT AUDITORS

                                  (PROPOSAL 2)

     The Board of Directors has appointed Ernst & Young LLP as the Company's independent auditors for 1998, subject to approval of this appointment by the shareholders of the Company at the Annual Meeting.

     Ernst & Young LLP were the principal independent auditors for the Company for 1997. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote on this proposal at the Annual Meeting will constitute approval of the appointment of Ernst & Young LLP. If not so approved by the shareholders, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL, AND THE ENCLOSED PROXY WILL BE SO VOTED IN THAT MANNER UNLESS THE SHAREHOLDER EXECUTING THE PROXY SPECIFICALLY VOTES TO THE CONTRARY OR ABSTAINS FROM VOTING ON THIS PROPOSAL.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Mr. Walter T. Knollenberg, Corporate Controller, was late in reporting in July 1997 on Form 3 shares owned by him at the time he became an officer of the Company.

                             SHAREHOLDER PROPOSALS

     In accordance with the provisions of Rule 14a-8(a)(3)(i) of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company's 1999 Annual Meeting must be received by November 9, 1998 in order to be eligible for inclusion in the proxy statement and form of proxy for that meeting.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. If any other matter is presented for consideration and voting, the persons named as proxies in the enclosed Proxy intend to vote the Proxy in accordance with their judgment of what is in the best interest of the Company.

Dated: March 9, 1998

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  COMMON STOCK

                            OF INTERMET CORPORATION

                     DIRECTIONS FOR VOTING STOCK ALLOCATED

                  TO A PARTICIPANT 'S ACCOUNT PURSUANT TO THE

               INTERMET CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

    The undersigned participant in the Employee Stock Ownership Plan and Trust ("ESOP") hereby directs SunTrust Bank as Trustee of the ESOP to vote those shares of Common Stock of Intermet Corporation (the "Company") allocated to the undersigned's account in connection with the Annual Meeting of Shareholders of INTERMET CORPORATION to be held on April 16, 1998, and any adjournment thereof:

         1. Election of directors

            John Doddridge; John P. Crecine; Norman F. Ehlers; Wilfred E. Gross, Jr.; A. Wayne Hardy; John R. Horne; Thomas H. Jeffs, II; Harold C. McKenzie, Jr.; John H. Reed.
        [ ] FOR all nominees for director listed above
        [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

       INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name on the space provided below.

       ------------------------------------------------------------------

         2. Appointment of Ernst & Young LLP as the independent auditors of the Company for 1998.
                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

         3. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY, AND "FOR" APPOINTMENT OF THE INDEPENDENT AUDITORS, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED. THE TRUSTEE WILL VOTE THOSE SHARES ALLOCATED TO ESOP PARTICIPANTS FOR WHICH IT DOES NOT RECEIVE TIMELY VOTING INSTRUCTIONS.

                                              Please sign exactly as name
                                              appears on these Directions.
                                              ---------------------------

                                              Note: When signing as an
                                              attorney, trustee, administrator
                                              or guardian, please give your
                                              title as such. In the case of
                                              joint tenants, each joint owner
                                              must sign.

                                              Date:
                                              ---------------------------

                                  COMMON STOCK
                            OF INTERMET CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS.

         The undersigned hereby appoints John Doddridge and Doretha J. Christoph, or either of them with power of substitution in each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of INTERMET CORPORATION (the "Company") to be held on April 16, 1998, and any adjournment thereof.

       1. Election of directors

          John Doddridge; John P. Crecine; Norman F. Ehlers; Wilfred E. Gross, Jr.; A. Wayne Hardy; John R. Horne; Thomas H. Jeffs, II; Harold C. McKenzie, Jr.; John H. Reed.

       [ ] FOR all nominees for director listed above

       [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

     INSTRUCTION: To withhold authority to vote for any individual write that nominee's name on the space provided below.

     ----------------------------------------------------------------------

       2. Appointment of Ernst & Young LLP as the independent auditors of the Company for 1998.

              [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

       3. In accordance with their best judgment with respect to any other matters that may properly come before the meeting.

         THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY, AND "FOR" APPOINTMENT OF THE INDEPENDENT AUDITORS, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                             Please sign this Proxy exactly
                                             as name appears on the Proxy.

                                             ------------------------------

                                             Note: When signing as an
                                             attorney, trustee,
                                             administrator or guardian,
                                             please give your title as
                                             such. In the case of joint
                                             tenants, each joint owner must
                                             sign.

                                             Date:
                                             ------------------------------